CERTIFICATE OF SECRETARY


         The undersigned, Gene Douglas, Secretary of Hvide Marine Incorporated, a Florida corporation (the "Corporation"), hereby certifies that on December 10, 1996, the Board of Directors of the Corporation duly adopted the resolution set forth below:

                  RESOLVED, that, the officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to cause to be prepared, to execute personally or by attorney in fact, and to file with the Securities and Exchange Commission under the Securities Act, a Registration Statement on Form S-8 (the "Form S-8 Registration Statement"), including any prospectus included therein, financial statements, exhibits and schedules thereto, with respect to the up to 500,000 shares of Class A Common Stock reserved for issuance under the Corporation's 1996 Employee Stock Purchase Plan, with respect to the up to 1,000,000 shares of Class A Common Stock reserved for issuance under the Corporation's Equity Ownership Plan, and with respect to the up to 70,000 shares of Class A Common Stock reserved for issuance under the Corporation's Stock Option Plan for Directors, and to file any amendments or supplements to any of the foregoing relating to such shares and to cause the Form S-8 Registration Statement and any amendments or supplements thereto to become effective in accordance with the Securities Act and the rules and regulations of the Commission thereunder;

                  RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to take all such action and execute all such documents as such officers may deem necessary or advisable with respect to the Form S-8 Registration Statement;

Such resolution has not been amended, rescinded, or otherwise modified and is in full force and effect on the date hereof.

         IN WITNESS WHEREOF, I have executed this Certificate this 10th day of December, 1996.


                                         Gene Douglas
                                         Secretary